UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2025

EON RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41278	85-4359124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(Address of principal executive offices, including zip code)

(713) 834-1145

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	EONR	NYSE American
Redeemable warrants, exercisable for three quarters of one share of Class A Common Stock at an exercise price of $11.50 per share	EONR WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

As previously disclosed, between January 2023 and November 2023, EON Resources Inc., a Delaware corporation (the “Company”), entered into note and warrant purchase agreements (“Purchase Agreements”) with certain accredited investors (the “Investors”) whereby the Investors purchased promissory notes with principal amounts equal to the purchase price (the “Old Notes”) and warrants to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), equal to three-fourths of the purchase price (the “Old Warrants”).

Between November 21, 2024 and January 22, 2024, the Company and seven of the Investors (the “Exchange Investors”) entered into exchange agreements (the “Exchange Agreements”) whereby the Exchange Investors exchanged their Old Notes and Old Warrants for convertible promissory notes (the “Convertible Notes”). The principal amounts of the Convertible Notes were determined by adding the original principal amount of the Old Notes and the number of Old Warrants. In connection with the Exchange Agreements, the Company issued Convertible Notes in the aggregate principal amount of $1,350,000 in exchange for Old Notes in the aggregate principal amount of $400,000 and 950,000 Old Warrants.

The Convertible Notes mature on January 31, 2028 and accrue interest at a rate of 7.5% per annum. The Convertible Notes may be prepaid by the Company at any time, in whole or in part, without any premium or penalty. The Convertible Notes may be converted by the holders at any time after issuance into shares of Common Stock at a conversion price equal to the greater of (a) $0.25 per share or (b) 90% multiplied by (i) the average of the three lowest VWAPs of the Common Stock over the ten trading days prior to conversion (for three of the Convertible Notes that have an aggregate principal amount of $550,000) or (ii) the average of the four lowest VWAPs of the Common Stock over the seven trading days prior to conversion (for four of the Convertible Notes that have an aggregate principal amount of $800,000) (the “Conversion Price”). If, at any time the Convertible Notes are outstanding, the Company issues or sells Common Stock for no consideration or at a price lower than the then-current Conversion Price, then the Conversion Price of the Convertible Notes will be automatically reduced to the amount of consideration per share received by the Company in such sale or offering. In addition, so long as any Convertible Notes are outstanding, if the Company issues any security on terms more favorable than the Convertible Notes, then the Company must notify the holder and such more favorable term shall become a part of the Convertible Note, at the holder’s option

The Exchange Agreement and the Convertible Notes each also contain customary representations, warranties, covenants and indemnification provisions.

The foregoing is a summary description of certain terms of the Exchange Agreement and the Convertible Note. For a full description of all terms, please refer to the copies of the form of Exchange Agreement and the form of Convertible Note that are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Company has issued the Convertible Notes pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 3(a)(9) and intends to issue any shares upon conversion of the Convertible Note pursuant to such exemption. The Exchange Investors are each an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit Number	Description
10.1	Form of Exchange Agreement
10.2	Form of Convertible Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 24, 2025	EON Resources Inc.

	By:	/s/ Mitchell B. Trotter
	Name:	Mitchell B. Trotter
	Title:	Chief Financial Officer

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